EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 9/8/25 to 9/12/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
9/8/2025	Buy	24,510	40.50
9/9/2025	Buy	31,225	40.06
9/10/2025	Buy	19,126	40.34
9/11/2025	Buy	96,286	40.40
9/12/2025	Buy	109,206	40.91